EXHIBIT 10.2

Amendment No. 1 to the

Joint Venture and Territorial License Agreement by

and between Magic Internacional Argentina FC, SL and GBT Technologies Inc.

This Amendment No. 1 to the Joint Venture and Territorial License Agreement is made as of the 16th day of June 2022, between Magic Internacional Argentina FC, SL (“Magic”) and GBT Technologies, Inc. (“GBT”).

WHEREAS, the parties entered into Joint Venture and Territorial License Agreement effective April 11, 2022 (the “Agreement”).

WHEREAS, the parties desire to amend the Agreement to further define the constitution of the Board of Directors.

NOW, THEREFORE, the parties agree as follows:

1.	Section 4.2 of the Agreement is hereby amended and restated as follows:

Board of Directors. The Company will be managed by the Board in accordance with the terms of this Agreement and Applicable Law. The Board shall initially consist of two (2) Directors, one of whom shall be appointed by Magic and one shall be appointed by GBT.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement as of the date first above written.

Magic Internacional Argentina FC, SL

By:
Name:
Title:

GBT Technologies Inc.

By:
Name:	Mansour Khatib
Title:	CEO